Paymentus Reports Third Quarter 2026 Financial Results

Revenue up 19.8% year-over-year

Contribution Profit up 20.6% year-over-year

Adjusted EBITDA up 38.6% year-over-year, with record adjusted EBITDA margin of 41.9%

Dallas, Texas, November 2, 2026 -- Paymentus Holdings, Inc. (“Paymentus”) (NYSE: PAY), a leading provider of cloud-native billing, payment, disbursement and AI-enabled Service Commerce solutions, today announced its unaudited financial results for the quarter ended September 30, 2026.

“Paymentus delivered another strong quarter, with 19.8% year-over-year revenue growth. This revenue performance drove growth in contribution profit and adjusted EBITDA of 20.6% and 38.6%, respectively. Our year-to-date results, combined with strong bookings and a sizable backlog, reinforce our confidence in achieving our 2026 financial targets as well as our outlook for 2027,” said Dushyant Sharma, Founder and CEO.

Third Quarter 2026 Financial and Business Highlights

•
Revenue increased 19.8% year-over-year to reach a record $372.2 million, driven largely by growth in billers and transaction volumes.
•
Gross profit was $93.8 million, an increase of 25.4% year-over-year. Adjusted gross profit(1) was $99.8 million, up 23.1% year-over-year.
•
Contribution profit(1) was $118.5 million, a year-over-year increase of 20.6%.
•
Net income was $27.5 million, compared with $17.7 million in the same period in 2025, and diluted GAAP earnings per share was $0.21, compared to $0.14 in the same period in 2025.
•
Non-GAAP net income(1, 2) was $33.1 million, compared with $22.6 million in the same period in 2025, and diluted non-GAAP earnings per share(1, 2) was $0.25, compared with $0.17 in the same period in 2025.
•
Adjusted EBITDA(1) was $49.7 million, a 38.6% increase year-over-year, representing a 41.9% adjusted EBITDA margin(1).
•
The Company processed 219.0 million transactions during the third quarter of 2026, an increase of 20.1% year-over-year.

(1) Descriptions of the non-GAAP financial measures adjusted gross profit, contribution profit, non-GAAP net income, non-GAAP earnings per share, adjusted EBITDA, and adjusted EBITDA margin are provided below under “Use and Definitions of Non-GAAP Financial Measures,” and reconciliations are provided in the tables at the end of this release.

(2) Non-GAAP net income and non-GAAP earnings per share are adjusted for an assumed provision for income taxes based on our long-term projected non-GAAP tax rate of 25%. See “Use and Definitions of Non-GAAP Financial Measures” below for additional information regarding non-GAAP net income and non-GAAP earnings per share.

Financial Guidance

The statements in this section are forward-looking statements. For additional information regarding the use and limitations of such statements, refer to “Forward-Looking Statements” below and the “Risk Factors” section of Paymentus’ most recent Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission, or SEC, on February 24, 2026, and our subsequent Quarterly Reports on Form 10-Q and other filings with the SEC.

	Fourth Quarter 2026	Fiscal Year 2026
Revenue	$373 million to $378 million	$1,464 million to $1,469 million
Contribution Profit	$120 million to $122 million	$466 million to $468 million
Adjusted EBITDA	$45 million to $50 million	$186 million to $191 million

Paymentus does not reconcile its forward-looking guidance for non-GAAP measures because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated due to potential variability, complexity and uncertainty as to the items that would be excluded from the GAAP measure in the relevant future period. Refer to “Use of Forward-Looking Non-GAAP Measures” below for additional explanation.

Conference Call Information

In conjunction with this announcement, Paymentus will host a conference call for investors today at 5:00 p.m. ET (2:00 p.m. PT) to discuss third quarter 2026 results and its financial guidance for the remainder of 2026. The live webcast and replay will be available in the Investor Relations section of Paymentus’ website at ir.paymentus.com or click here. An audio version of the webcast will be available by calling (800) 715-9871 or (646) 307-1963 (conference ID: 7276930). An audio replay will be available after 8:00 p.m. Eastern Time by calling (800) 770-2030 or (609) 800-9909 (conference ID: 7276930).

About Paymentus

Paymentus (NYSE: PAY) is a leading provider of cloud-native billing, payment, disbursement and AI-enabled Service Commerce solutions for businesses and financial institutions. Our platform enables secure, intelligent consumer experiences across digital and assisted channels while providing enterprises with the integration, orchestration and payment capabilities to manage complex service interactions at scale. Paymentus processes more than 790 million transactions annually across inbound bill payments, multi-party disbursements and payouts, serves approximately 53 million consumers and businesses worldwide, and provides solutions to more than 30 Fortune 500 enterprises across 35 countries. Paymentus’ proprietary Instant Payment Network™ (IPN) extends the reach of our platform by connecting ecosystem partners and tens of thousands of billers to integrated billing, payment, disbursement and reconciliation capabilities. For more information, visit www.paymentus.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements included in this press release, other than statements of historical or current fact, are forward-looking statements, including but not limited to statements regarding bookings, backlog and pipeline, visibility into 2026 and beyond, our ability to deliver near-term and longer-term growth and strategic objectives, future financial performance and our fourth-quarter and full-year 2026 financial guidance. Forward-looking statements include statements containing words such as “expect,” “anticipate,” “believe,” “project,” “will” and similar expressions intended to identify forward-looking statements.

These forward-looking statements are based on Paymentus' current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including, without limitation, risks related to our ability to effectively manage our growth and expand our operations, including into new channels and industry verticals across different markets; our ability to expand and retain our base of billers, financial institutions, partners and consumers; our ability to implement new bookings in a timely manner and recognize anticipated revenue therefrom; our ability to manage economic challenges, including inflation; the impact of future widespread health issues on our operating results, liquidity and financial condition and on our employees, billers, financial institutions, partners, consumers and other key stakeholders; our ability to remain competitive; our ability to develop new product features and enhance our platform and brand; our use of artificial intelligence and machine learning; our future acquisitions and strategic investments; our ability to hire and retain experienced and talented employees; the impact of any cybersecurity incidents; the impact of evolving regulations and our ability to maintain regulatory compliance; and other risks and uncertainties included under the caption “Risk Factors” and elsewhere in our filings with the SEC, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 24, 2026, and subsequent Quarterly Reports on Form 10-Q, including our Quarterly Report on Form 10-Q for the quarter ended September 30,

2026, which we expect to file with the SEC shortly after the date of this release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

All forward-looking statements are qualified in their entirety by this cautionary statement, and speak only as of the date hereof, and Paymentus undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

Use of Forward-Looking Non-GAAP Measures

Paymentus does not meaningfully reconcile guidance for adjusted EBITDA and adjusted EBITDA margin because we cannot provide guidance for the more significant reconciling items between net income and adjusted EBITDA without unreasonable effort. This is due to the fact that future-period non-GAAP guidance includes adjustments for items not indicative of Paymentus' core operations, which may include, without limitation, items included in the supplemental financial information for reconciliation of reported GAAP results to non-GAAP results. Such items include acquisition-related amortization expense for acquired intangibles, foreign exchange gains and losses, adjustments to our income tax provision and certain other items we believe to be non-indicative of our ongoing operations. Such adjustments may be affected by changes in ongoing assumptions and judgments, as well as nonrecurring, unusual or unanticipated charges, expenses, gains or losses, or other items that may not directly correlate to the underlying performance of our business operations. The exact amount of these adjustments is not currently determinable but may be significant. In addition, Paymentus does not meaningfully reconcile guidance for contribution profit because contribution profit is affected by variables outside our control, such as changes in the average payment amount, payment mix and the payment channels used by consumers, and therefore cannot be estimated without unreasonable effort, if at all.

Use and Definitions of Non-GAAP Financial Measures

In addition to disclosing financial measures in accordance with accounting principles generally accepted in the United States, or GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures, including adjusted gross profit, contribution profit, non-GAAP net income, non-GAAP earnings per share, adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating expense and free cash flow. Paymentus uses non-GAAP measures to supplement financial information presented on a GAAP basis. Paymentus believes that excluding certain items from GAAP results allows management and our board of directors to more fully understand our consolidated financial performance from period to period and helps management project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures.

Adjusted gross profit is defined as gross profit adjusted for certain non-cash items, primarily stock-based compensation and amortization of acquisition-related intangible assets and capitalized software development costs.

Contribution profit is defined as gross profit plus other cost of revenue. Other cost of revenue equals cost of revenue less interchange, assessment and other network fees paid by us to our payment processors. Interchange, assessment and other network fees paid by us to our payment processors are excluded from contribution profit because we believe their inclusion is less directly reflective of our operating performance as we do not control the payment channel used by consumers, which is the primary determinant of the amount of interchange, assessment and other network fees. We use contribution profit to measure the amount available to fund our operations after interchange, assessment and other network fees, which are directly linked to the number of transactions we process and thus our revenue and gross profit.

Adjusted EBITDA is defined as net income before interest income (expense), net, other income (expense), depreciation and amortization of acquisition-related intangible assets and capitalized software development costs, and income taxes, adjusted to exclude foreign exchange gain (loss), the effects of stock-based compensation expense and certain nonrecurring expenses that management believes are not indicative of ongoing operations.

Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of contribution profit.

Non-GAAP operating expense is defined as total operating expense excluding amortization of acquisition-related intangibles, stock-based compensation and other nonrecurring expenses. Management believes that the adjustment of acquisition-related intangibles amortization supplements the GAAP information with a measure that can be used to assess the comparability of operating performance. Although we exclude amortization of acquisition-related intangible assets from our non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.

Non-GAAP net income and non-GAAP EPS are defined as the applicable GAAP measures, adjusted for (1) stock-based compensation, (2) amortization of acquisition-related intangibles, (3) certain nonrecurring items such as discrete tax items, one-time expenses or other non-cash items, and (4) an assumed provision for income taxes based on our long-term projected non-GAAP tax rate. Our long-term projected non-GAAP tax rate is subject to change for a variety of reasons, including significant changes in our earnings, tax adjustments and potential future changes to business operations. We will re-evaluate our long-term projected tax rate as appropriate.

We believe non-GAAP net income and non-GAAP EPS enhance the understanding of our operating performance and enable more meaningful period-to-period comparisons.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures, other intangible assets acquired, and capitalized internal-use software development costs.

Paymentus believes these non-GAAP measures provide our investors with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period-to-period comparisons.

Paymentus uses these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance and liquidity, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance and liquidity. There are limitations to the use of the non-GAAP measures presented in this press release. Our non-GAAP measures may not be comparable to similarly titled measures of other companies; other companies, including companies in our industry, may calculate non-GAAP measures differently than we do, limiting the usefulness of those measures for comparative purposes. These non-GAAP measures should not be considered in isolation from or as a substitute for financial measures prepared in accordance with GAAP.

Paymentus encourages investors and others to review our financial information in its entirety, not to rely on any single financial measure, and to view our non-GAAP measures in conjunction with GAAP financial measures. For a reconciliation of these non-GAAP financial measures to GAAP measures, please see the tables for the reconciliation of GAAP to non-GAAP results included at the end of this release.

CONTACTS:

At the Company Sanjay Kalra Chief Financial Officer Paymentus Holdings, Inc. ir@paymentus.com	Investor Relations David Hanover paymentus@kcsa.com

Media Relations
Tony Labriola
media-relations@paymentus.com

PAYMENTUS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$372,175	$310,737	$1,091,352	$866,049
Cost of revenue	278,333	235,888	816,967	653,699
Gross profit	93,842	74,849	274,385	212,350
Operating expenses
Research and development	15,292	15,219	46,942	45,551
Sales and marketing	32,265	25,478	95,522	81,139
General and administrative	12,749	14,291	39,212	34,188
Total operating expenses	60,306	54,988	181,676	160,878
Income from operations	33,536	19,861	92,709	51,472
Interest income, net	3,218	2,578	8,791	6,976
Other income	77	163	80	324
Income before income taxes	36,831	22,602	101,580	58,772
Provision for income taxes	9,351	4,858	27,660	12,508
Net income	$27,480	$17,744	$73,920	$46,264
Net income per share
Basic	$0.22	$0.14	$0.59	$0.37
Diluted	$0.21	$0.14	$0.57	$0.36
Weighted-average number of shares used to compute net income per share
Basic	126,028,733	125,341,855	125,854,573	125,159,766
Diluted	130,337,448	129,249,477	129,478,554	129,053,404

PAYMENTUS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share data)

	September 30,	December 31,
	2026	2025
Assets
Current assets
Cash and cash equivalents	$407,616	$320,908
Restricted cash and cash equivalents	2,021	3,630
Accounts and other receivables, net of allowance for expected credit losses of $525 and $452, respectively	109,776	102,338
Income tax receivable	2,179	1,207
Prepaid expenses and other assets	12,402	13,248
Total current assets	533,994	441,331
Property and equipment, net	2,306	877
Capitalized internal-use software development costs, net	73,772	70,920
Intangible assets, net	9,535	11,987
Goodwill	131,777	131,815
Operating lease right-of-use assets	7,594	6,380
Deferred tax asset	1,223	314
Prepaid expenses and other assets, less current portion	3,671	4,261
Total assets	$763,872	$667,885
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$74,384	$63,972
Accrued and other liabilities	30,736	27,671
Current portion of operating lease liabilities	2,543	2,294
Contract liabilities	2,945	3,496
Income tax payable	226	1,416
Total current liabilities	110,834	98,849
Operating lease liabilities, less current portion	5,487	4,560
Contract liabilities, less current portion	2,854	3,404
Accrued and other liabilities, less current portion	1,454	683
Total liabilities	120,629	107,496
Stockholders’ equity
Class A common stock, $0.0001 par value per share, 883,950,000 shares authorized as of September 30, 2026 and December 31, 2025; 78,633,297 and 62,459,587 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	8	6
Class B common stock, $0.0001 par value per share, 111,050,000 shares authorized as of September 30, 2026 and December 31, 2025; 47,477,189 and 63,121,661 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	4	6
Additional paid-in capital	407,145	397,954
Accumulated other comprehensive loss	(684)	(427)
Retained earnings	236,770	162,850
Total stockholders’ equity	643,243	560,389
Total liabilities and stockholders' equity	$763,872	$667,885

PAYMENTUS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Cash flows from operating activities
Net income	$27,480	$17,744	$73,920	$46,264
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	9,630	10,267	28,949	31,491
Deferred income taxes	154	5,034	(910)	3,043
Stock-based compensation	6,226	5,159	18,386	12,929
Amortization of capitalized warrants cost	292	572	866	1,696
Non-cash operating lease expense	773	600	2,271	1,758
Amortization of capitalized contract acquisition cost	771	511	2,286	1,384
Provision for expected credit losses	49	224	107	53
Change in operating assets and liabilities
Accounts and other receivables	(4,294)	(8,622)	(7,701)	14,807
Prepaid expenses and other assets	(5,122)	(8,499)	(2,654)	(7,513)
Accounts payable	3,689	11,419	10,299	13,934
Accrued and other liabilities	7,433	2,308	2,673	(113)
Operating lease liabilities	(832)	(636)	(2,299)	(1,861)
Contract liabilities	(1,439)	5	(1,100)	721
Income taxes receivable, net of payable	(1,191)	(1,010)	(2,162)	(1,597)
Net cash provided by operating activities	43,619	35,076	122,931	116,996
Cash flows from investing activities
Purchases of property and equipment	(179)	(103)	(372)	(279)
Purchases of interest-bearing deposits	—	(720)	(754)	(1,633)
Proceeds from matured interest-bearing deposits	—	—	1,604	1,547
Capitalized internal-use software development costs	(9,457)	(9,248)	(28,633)	(27,414)
Net cash used in investing activities	(9,636)	(10,071)	(28,155)	(27,779)
Cash flows from financing activities
Proceeds from exercise of stock-based awards	166	6	181	97
Payments of taxes withheld on net-settled vesting of restricted stock units	(3,973)	(3,411)	(9,376)	(7,175)
Payments on finance leases	(174)	—	(174)	—
Net cash used in financing activities	(3,981)	(3,405)	(9,369)	(7,078)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(68)	(171)	(308)	(76)
Net increase in cash and cash equivalents and restricted cash	29,934	21,429	85,099	82,063
Cash and cash equivalents and restricted cash at the beginning of period	379,703	270,045	324,538	209,411
Cash and cash equivalents and restricted cash at the end of period	$409,637	$291,474	$409,637	$291,474
Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents at the beginning of period	377,694	266,422	320,908	205,900
Restricted cash at the beginning of period	2,009	3,623	3,630	3,511
Cash and cash equivalents and restricted cash at the beginning of period	$379,703	$270,045	$324,538	$209,411
Cash and cash equivalents at the end of period	407,616	287,908	407,616	287,908
Restricted cash at the end of period	2,021	3,566	2,021	3,566
Cash and cash equivalents and restricted cash at the end of period	$409,637	$291,474	$409,637	$291,474

PAYMENTUS HOLDINGS, INC.

GAAP to Non-GAAP Reconciliations (Unaudited)

(in thousands, except percentages and per share data)

The following tables set forth our non-GAAP financial measures with reconciliations to the most directly comparable GAAP financial measures.

Adjusted Gross Profit

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(in thousands)
Gross profit	$93,842	$74,849	$274,385	$212,350
Stock-based compensation	55	64	209	213
Amortization of capitalized software development costs	5,907	5,643	17,746	16,797
Amortization of acquisition-related intangibles	—	552	—	2,209
Adjusted gross profit	$99,804	$81,108	$292,340	$231,569

Contribution Profit

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(in thousands)
Gross profit	$93,842	$74,849	$274,385	$212,350
Plus: other cost of revenue	24,625	23,417	71,880	67,086
Contribution profit	$118,467	$98,266	$346,265	$279,436

Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(in thousands)
Net income — GAAP	$27,480	$17,744	$73,920	$46,264
Interest income, net	(3,218)	(2,578)	(8,791)	(6,976)
Provision for income taxes	9,351	4,858	27,660	12,508
Amortization of capitalized software development costs	8,553	8,334	25,887	24,950
Amortization of acquisition-related intangibles	817	1,770	2,452	6,037
Depreciation	260	163	610	504
EBITDA	$43,243	$30,291	$121,738	$83,287

Adjustments
Foreign exchange gain	(77)	(163)	(80)	(324)
Stock-based compensation	6,509	5,724	19,231	14,557
Adjusted EBITDA	$49,675	$35,852	$140,889	$97,520
Adjusted EBITDA margin	41.9%	36.5%	40.7%	34.9%

PAYMENTUS HOLDINGS, INC.

GAAP to Non-GAAP Reconciliations (Unaudited)

(in thousands, except percentages and per share data)

Non-GAAP Operating Expense

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(in thousands)
Operating expenses — GAAP	$60,306	$54,988	$181,676	$160,878
Stock-based compensation	(6,454)	(5,660)	(19,022)	(14,344)
Amortization of acquisition-related intangibles	(817)	(1,218)	(2,452)	(3,828)
Non-GAAP operating expense	$53,035	$48,110	$160,202	$142,706

Non-GAAP Net Income and Non-GAAP EPS(1)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(in thousands)
Net income — GAAP	$27,480	$17,744	$73,920	$46,264
Add: Provision for income taxes — GAAP	9,351	4,858	27,660	12,508
Income before taxes — GAAP	36,831	22,602	101,580	58,772
Add:
Stock-based compensation	6,509	5,724	19,231	14,557
Amortization of acquisition-related intangibles	817	1,770	2,452	6,037
Income before taxes — non-GAAP	44,157	30,096	123,263	79,366
Less: Provision for income taxes — non-GAAP	(11,039)	(7,524)	(30,816)	(19,842)
Net income — non-GAAP	$33,118	$22,572	$92,447	$59,524

Weighted-average shares of common stock — diluted	130,337,448	129,249,477	129,478,554	129,053,404

Earnings per share — diluted (GAAP)	$0.21	$0.14	$0.57	$0.36
Earnings per share — diluted (non-GAAP)	$0.25	$0.17	$0.71	$0.46

(1) Non-GAAP financial information for the periods shown reflects an assumed provision for income taxes based on our long-term projected non-GAAP tax rate of 25%. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, our long-term projected tax rate on non-GAAP net income may differ from our GAAP tax rate and from our actual tax liabilities.

Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(in thousands)
Net cash provided by operating activities	$43,619	$35,076	$122,931	$116,996
Purchases of property and equipment	(179)	(103)	(372)	(279)
Capitalized internal-use software development costs	(9,457)	(9,248)	(28,633)	(27,414)
Free cash flow	$33,983	$25,725	$93,926	$89,303